UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2012

Geltology Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-174874	35-2379917
(Commission File Number)	(IRS Employer Identification No.)

Room 2903, Unit B

Jianwai SOHO East District

No.39 East Three Ring Middle Road

Chaoyang District, Beijing City, China

(Address of principal executive offices and zip code)

86-10-5869-4611

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 6, 2012, Geltology Inc. (the “Company”) amended its certificate of incorporation to permit its board of directors to adopt, amend or repeal the Company’s bylaws.

Also on July 6, 2012, the Company amended and restated its bylaws to allow it to (i) issue uncertificated shares, (ii) provide that the record date to determine the number of stockholders entitled to notice of and to vote at a meeting of stockholders must be not more than sixty nor less than ten days before the date of any meeting, where it previously required that the notice be sent not more than fifty nor less than ten days before the date of any meeting, and (iii) to remove the provision that would allow a director to be removed for cause by the action of the directors at a special meeting called for that purpose, as such a provision is not permissible under Delaware law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation
3.2	Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTOLOGY INC.
Dated: July 12, 2012

	By:	/s/ Xingping Hou
Name: Xingping Hou
Title: Chief Executive Officer

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